Exhibit 10.1
                                                                    ------------

                            ASSET PURCHASE AGREEMENT



         ASSET PURCHASE AGREEMENT ("Agreement") made as of the 12th day of October, 2000, by and between AMERICAN MICROWAVE TECHNOLOGY, INC., a California corporation (hereinafter called "Seller") and HERLEY INDUSTRIES, INC., a Delaware corporation (hereinafter called "Buyer").

                              W I T N E S S E T H:

         WHEREAS, Seller is engaged in the business of manufacturing and selling radio frequency power amplifiers and desires to sell to Buyer its business unit commonly referred to as medical /scientific unit ("Business Unit") and substantially all of the Business Unit assets, as herein provided, and Buyer desires to purchase the Business Unit and assets, all at the price and on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, for and in consideration of the mutual representations, covenants and warranties herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE 1.

         1.1 Purchase and Sale of Assets. Subject to the terms and conditions hereof and based upon the representations, warranties, covenants and agreements of the parties hereafter set forth, Buyer hereby agrees to purchase and accept from Seller, and Seller agrees to sell, assign, transfer and convey to Buyer on the Closing Date (as hereinafter defined) except as otherwise set forth in
Section 1.2 below and the Exhibits attached hereto, all of the assets used in or related to the Business Unit, including without limitation, all of the Business Unit related tangible and intangible assets, rights, interests and properties of every kind and nature, wherever located and by whomever possessed, owned by Seller as of the date hereof (together with any proceeds thereof or any payment thereon which may be received by Seller subsequent to the date hereof), except as otherwise specifically stated herein, free and clear of all security interests, liens and encumbrances, including, without limitation, the following:

     (a) All Business Unit related real property, machinery and other equipment, telephone systems, vehicles, furniture, fixtures, computers and computer software and fixed assets of Seller of any kind whatsoever, including without limitation those Business Unit related assets reflected on the pro forma Balance Sheet of Seller ("Balance Sheet") which reflects only Business Unit related assets as described on Exhibit "A" attached hereto.

     (b) All catalogues, shipping and office supplies, books of account and other financial records necessary to or useful in the continued operation of the Business Unit, customer lists and vendor lists, Business Unit customer backlogs, telephone numbers and telephone directory listings, the name AMT and any variation thereof, Business Unit patents, copyrights, licenses and rights listed in Exhibit "B" attached hereto, all rights under


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     any Business Unit contracts  subject to consents required for assignment of government contracts, licenses and permits, the Business Unit of Seller as an operating business, and all Business Unit related intangible assets of Seller of any kind whatsoever.

     (c) All other Business Unit related assets property and rights of Seller of any kind whatsoever, including, but not limited to, tax refunds, accounts receivable and prepaid expenses.

     (d) All Business Unit related inventories of supplies, merchandise, packaging and promotional materials including raw material, works in process and finished goods as attached in Exhibit H.

     (e) All Business Unit related intellectual property rights.

         The assets, property and rights to be transferred to Buyer by Seller hereunder on the Closing Date are hereafter sometimes called the "Assets". Notwithstanding the foregoing, it is expressly agreed that Seller shall be entitled to use the name American Microwave Technology but not the name AMT in connection with the assets and liabilities it retains.

         1.2      Excluded Assets.   The assets listed on Exhibit "E" are not
                  ---------------    Assets and are excluded from the purchase
                                     contemplated by this Agreement.

ARTICLE  2.

         2.1      Payment  of  Purchase  Price  and Assumption  of  Liabilities.
                  -------------------------------------------------------------
                  Subject to the terms and conditions set forth in this Agreement, Buyer shall, in full consideration of the Assets to be sold and assigned to Buyer:

                  (a) Pay to Seller or as  otherwise  directed by Seller the sum
         of  Five  Million,   Four  Hundred  Thousand  Dollars  ($5,400,000)  by
         cashier's check, bank check or wire transfer on the Closing Date.

                    (b) On the Closing Date, assume the following liabilities of Seller and no others:

                    (i) Accounts payable as set forth in the attached Exhibit "C", the aggregate of which shall not exceed $800,000.

                           (ii) Equipment lease  obligations as set forth in the
                  attached Exhibit "D", the aggregate of which shall not exceed $200,000.

                    (iii) All liabilities set forth in Exhibit "A" in an amount not to exceed $1,153,191.

         The liabilities and obligations to be assumed and referred to in (i) through (iii) above are hereinafter termed the "Assumed Liabilities". Except as expressly set forth in this Agreement, no liabilities or obligations of Seller shall be assumed by Buyer.


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          (c) Any provision of this  Agreement to the contrary  notwithstanding,
          Buyer will not and does not assume the following liabilities and obligations of Seller even if, to any extent, they were reflected in the Financials set forth at Exhibit "F" and arose in connection with, were incurred by or were related to the operation of the Business
          Unit:

          (i) liabilities or obligations of Seller to any officer, director or stockholder of the Seller, whether or not owed to such person in his capacity as such, any person affiliated with any of the foregoing or any person related to or sharing a household with any of the foregoing except liabilities for accrued wages and salaries reflected in the Balance Sheet.

          (ii) expenses incurred by the Seller in connection with the transactions contemplated herein, including, without limitation, fees and expenses of Seller's finder's fees to Decisionpoint, counsel and accountants.

          (iii) any obligation or liability of the Seller to the Buyer.

          (iv) any foreign, federal, state o local tax based on income or revenues or interest or penalties relating thereto, whether arising by reason of the sale of the Assets as herein provided or by reason of the existence or operations of the Seller prior to or after the date hereof and any sales or use taxes incurred by Seller on or prior to the Closing.

          (v) to the extent not paid for under existing insurance policies assigned to Buyer hereunder, workman's compensation claims against Seller based on occurrences prior to the Closing Date.

          (vi) to the extent not paid for under existing insurance policies assigned to Buyer hereunder, liabilities to third parties for tort and product liability claims made against Seller prior to the Closing Date based upon occurrences prior to the Closing Date.

          (vii) all obligations of Seller incurred after the date hereof other than those incurred in the ordinary course of business.

          (viii) all other liabilities or obligations of Seller to the extent any of such liabilities or obligations constitute a breach of the representations or warranties of Seller set forth in Article 3 hereof.




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          (ix) obligations or liabilities of Seller with respect to any employee option or benefit plan including, without limitation, any underfunding or termination liability.

          (x) liabilities or obligations of Seller in connection with its failure to obtain, its failure to maintain in full force and effect or its default under any approval, authorization, consent, certificate of occupancy (or local equivalent), license, franchise, order or other permit of any governmental or regulatory agency, whether federal, state, local or foreign necessary to the operation of Seller's business as presently conducted including, without limitation, the construction, alteration, operation, use or occupancy of the premises occupied by Seller, or any improvements thereon.

          (xi) except to the extent provided in Section 2.1(c)(i) above or as otherwise expressly provided herein or in any other document executed in connection herewith, any liabilities to employees or former employees of the Seller, and their beneficiaries, whether pursuant to agreement or otherwise, including those for salaries, bonus and employment benefits, fringe benefits, insurance, welfare, post retirement medical, medical reimbursement, deferred compensation, sick pay, termination, severance, stock option, stock purchase, accident, disability, vacation, health, medical and worker's compensation insurance or benefits.

          (xii)  any  and  all  environmental  liabilities  arising  out  of  or resulting from any or all of the following conditions, which hereinafter are collectively referred to as the "pre-closing liability conditions": (A) the existence prior to the Closing Date of hazardous materials upon, within or beneath any of the real property, or migrating from such real property; (B) any violations of environmental requirements premised upon, or arising out of any of the conditions described in (A) above; (C) any violations of environmental requirements pertaining to the use or operation of the real property or any other of the Assets prior to the Closing Date, or the conduct of operation of the business of the Seller prior to the Closing Date; and (D) the existence of any underground storage tank (USTs) at the real property.

          (xiii) any other liabilities or obligations of Seller which are not expressly assumed hereunder.

          Notwithstanding the foregoing, Seller shall not have any liability or responsibility whatsoever arising in any way from actions or inactions of Buyer relative to the Assumed Liabilities, Assets or the Business Unit purchased by Buyer hereunder after the Closing to the extent Buyer's actions impair the Assets or Business Unit.




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ARTICLE  3.

          3.1  Representations  and  Warranties  of Seller.
               -------------------------------------------   Seller  represents,
          warrants  and  covenants as follows:

                  (a) Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Seller is not required by reason of its present ownership of property or present operations to be qualified to do business in any other state. Seller does not have any subsidiaries.

               (b) Seller has  corporate  power to enter into and carry out this
          Agreement and related documents, has no contractual or other restriction upon its so doing and has properly secured the approval of this Agreement by its Board of Directors and stockholders; and Seller's executing officers are authorized thereby to execute this Agreement, and such other documents as may be necessary to consummate the transaction contemplated herein. The Agreement and related documents to which Seller is a party executed on the Closing Date will be valid and binding agreements of Seller, enforceable against Seller in accordance with their terms.

               (c) Attached hereto as Exhibit "F" are copies of the unaudited financial statements of Seller for the year ended December 31, 1999 and unaudited financial statements for the period ended August 26, 2000, including the balance sheet of the Seller as at August 26, 2000, and statement of operations and retained earnings, and. changes of cash flows of the Seller, with appended notes to all such financial statements, which are an integral part of such statements (collectively the "Financials"). The Financials have been prepared in conformity with generally accepted accounting principles applied on a consistent basis and present fairly the financial position and results of operations of Seller at the dates and for the periods specified.

               (d) There has been no material change in the financial condition, assets or liabilities of Seller as they relate to the Business Unit and the Assets from August 26, 2000 to the date hereof, except for changes which have occurred in the ordinary course of business, none of which have been materially adverse.

               (e) The only real property owned by Seller are real estate leases as described in Exhibit "G" attached hereto. Aside from Exhibit "G", the Seller neither owns nor has interest in or rights to any real estate.

               (f) Exhibit "A", attached hereto, includes a true and correct list of all fixed assets owned by Seller used in the Business Unit and a schedule of all leases of fixed assets used in the Business Unit and personal property used in the Business Unit under which Seller is lessee, all of which leases are valid and binding and not in default, by either lessor or lessee thereunder.

               (g) Seller has not received any notice from any governmental authority that its real estate, or personal property within the Assets violate the provisions of any building or


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               similar  code,  nor does Seller have  knowledge  of any basis for such a claim. Seller is conveying to Buyer all the equipment and property previously required by Seller for the proper operation of its Business Unit. Except with respect to government contracts and governmental licenses and permits, no consent (except those which have already been obtained) are necessary to transfer to the Buyer any of the Assets, property or rights of the Business Unit, including any leases or licenses of personal property or other rights.

               (h) The Assets are and will be on the Closing Date owned by Seller free and clear of any liens, encumbrances or restrictions, except as specifically reflected in the Exhibit "J".

               (i) From and after the date of this Agreement and until the Closing Date, the Business Unit has been and will be operated in the ordinary course consistent with past practices and there has not or will not have been:

               (i) any damage, destruction or loss, whether or not covered by insurance, which has had, or will have, a material adverse effect on the Business Unit;

               (ii) any strike, picketing or similar labor trouble which has had, or will have, a material adverse effect on the Business Unit;

               (iii) any license, sale, transfer, mortgage or other disposition of any Assets except in the ordinary course of business, or any license, sale, assignment, transfer or other disposition of any patent, copyright, trademark, license, franchise, know-how, proprietary process, formula or other intangible asset used in the Business Unit;

               (iv) any change in the benefits or compensation payable or to become payable to officers or employees in any form, including bonuses, pension, severance, etc.;

               (v) any loans, advances or capital contribution to or investment in any person or entity;

               (vi) any issuances or sale of any stock, bond or other corporate security;

               (vii) any material adverse change in the condition (financial or otherwise) of the Business Unit.

               (j) Seller has not received any notic from any governmental agency with respect to any "alleged material violation" (i.e., an alleged violation which would have a material adverse effect on the Business Unit) by it of any applicable federal, state or local environmental or health and safety statutes and regulations in connection with the Business Unit, nor does Seller know of any basis for any investigation or proceeding against it by any federal, state or local environmental or health and safety enforcement agency regarding such a violation in connection with the operation of the Business Unit. To the best knowledge of Seller, neither Seller nor any predecessor of Seller has been


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               alleged to be in material  violation  of, or has been  subject to
          any   administrative   or   judicial   proceeding   pursuant  to  such
          environmental laws and regulations with respect to the Business Unit, either now or at any time during the past three years, and so far as Seller is aware, there are no such threatened or proposed violations with respect to the Business Unit.

               (k) The equipment and other personal property included within the Assets taken as a whole, is in good operating condition in all material respects, subject to normal wear and tear.

               (l) Except as set forth in Exhibit "I ", there are no material agreements or contracts to which the Business Unit of Seller is a party or by which it is bound.

               (m) With respect to government contracts or OEM subcontracts included within the Assets, there are (i) no outstanding written cure notices or show causes, (ii) any written notices of contract termination or stop work orders, (iii) any written final decision assessing a penalty or damages, (iv) any written assertion of a formal claim based on violation of government cost accounting standards or government pricing, or (v) any formal notice of proposed disallowance of indirect cost claims, any subpoena or written notice signifying government investigation.

               (n) Seller is not aware of any fact or circumstance which would have an adverse effect on the efforts of Seller and Buyer to obtain novation agreements and to otherwise obtain all required consents.

               (o) Seller is not in default or breach with respect to any material obligation under any of its vendor, supplier or customer contracts, including the government contracts relative to the Assets.

               (p) All inventory within the Assets reflected on the balance sheet at August 26, 2000 is, and on the Closing Date will be, of usable quality, except as may be otherwise reserved for and reflected on the Seller's financial statements.

               (q) Seller has never had any labor trouble, by which is meant employee strikes, work stoppages, slow downs or lock outs, or any threats thereof. None of Seller's employees has ever been covered by a collective bargaining agreement between Seller and any labor union.

               (r) Exhibit "B",  attached hereto contains a complete  listing of all patents, licenses, trademarks, trade names, brand names, copyrights, logos, inventions, trade secrets, and other proprietary information used or required by Seller in connection with the carrying on and conduct of its Business Unit, none of which, to the best knowledge of Seller, infringes the rights of others. Seller is the sole owner of or has the exclusive right to use, for the life of the proprietary rights, all patents, trademarks, service marks, tradenames, copyrights, inventions, logos, trade secrets, etc. used in the Business Unit.

               (s) Seller has timely and properly filed all federal, state and other tax returns


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               and reports,  statements and other  documents  which it is or has been required to file, and has paid all taxes, including interest and penalties, if any, which have become due pursuant to tax returns and reports filed and pursuant to assessments received by it. Seller has, to the date hereof, properly accrued, and will pay when due, all federal, state and other tax liabilities of Seller.

               (t) To the best of its knowledge, Seller has complied in all material respects with all laws, rules, regulations, ordinances, judgments, decrees and orders of federal, state and local authorities and agencies applicable to its Business Unit, the violation of which could result in liability to Seller of $2,000 or more. Seller has substantially complied with all requirements under necessary permits, authorizations, or licenses and has, as of the date hereof, secured such permits, authorizations and licenses in connection with the Assets. Notwithstanding the foregoing, Seller has fully disclosed to Buyer the circumstances surrounding its ESOP, including the fact that the Department of Labor has requested information about the ESOP.

               (u) Except as set forth on Exhibit "K," there are no actions at law or in equity pending or, to the best knowledge of Seller, threatened against or adversely affecting Seller or any of the Assets, and except as set forth on Exhibit "K," there are no proceedings pending or, to the best knowledge of Seller, threatened against Seller by or before any governmental board, department, commission or agency involving the Assets.

               (v) None of the real property nor to the best knowledge of the Seller any real property previously owned or leased by Seller or any of its predecessors have been used at any time in connection with the Business Unit: (i) as a site for the storage or disposal of waste (including, without limitation, as that term is used in the Resource Conservation Recovery Act (the "Conservation Act") (42 U.S.C. 901 et
          seq); (ii) so as to cause a violation of or to give rise to a removal or restoration obligation or liability for the costs of removal or restoration by others, or liability for damages to others, under any statute, ordinance, order, decree, or under the common law of any state, federal, municipal or other governmental entity, body or agency having jurisdiction over any of the real property or any such previously owned or leased property, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA") (42 U.S.C. 9601 et seq.), or any similar Environmental Requirement, nor has any such violation, obligation or liability been created by the removal by or at the request of the Seller or, to the best knowledge of the Seller, any of its predecessors of any waste from the real property or such leased or previously owned or leased properties, the disposition of such removed waste or by reason of the discontinuance of operations of any business conducted at the real property or the previously owned or leased properties or (iii) to the best knowledge of the Seller, for storage of hazardous materials in USTs. Seller has delivered to Buyer true, complete and correct copies or results of any reports, studies or tests in the possession of or initiated by Sellers pertaining to the existence of hazardous materials and other environmental concerns at any part of the real property or any properties previously owned or leased by Seller or any of its predecessors or concerning compliance with or liability under laws relating to toxic waste and other environmental matters in the operation of the business and properties of the Seller or any of its predecessors.


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               (w) Seller has no reason to believe that the accounts  receivable being conveyed to Buyer hereunder are uncollectible.

               (x) Seller is not in default, or alleged to be in default, under any agreement, instrument or obligation, which singly or in the aggregate might have an adverse effect on the Seller's Business Unit. There is no default by any party with whom the Seller has an agreement which is of material importance to the Seller's Business Unit.

               (y) Except with respect to government contracts, licenses and permits for which consent is required, there is no material asset, property or right used or required by the Buyer in the conduct of the Business Unit which is not being conveyed, transferred, or assigned to Buyer under this Agreement.

               (z) Except as set forth on Exhibit "L", neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, violates any provision of the articles of incorporation or by-laws of Seller; violates or is in conflict with or constitutes a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or results in the termination of, or accelerates the performance required by, or excuses performance by any person of any of its or their obligations under, or causes the acceleration of the maturity of any debt or obligation pursuant to, or results in, the creation or imposition of any lien or encumbrance upon any of the Assets under any agreement or commitment to which Seller is a party or by which any of its Assets is bound, or to which any of the Assets of the Seller is subject; or violates any statute, law, regulation, rule, judgment or order of any court or other governmental body.

               (aa)  The  insurance   coverage  of  Seller  is  within  industry
          standards for the Assets and Business Unit.

               (bb) Seller has not employed any broker, finder, investment banker or financial advisor as to whom the Seller may have an obligation to pay monies, or incurred any liability for any brokerage fees or commissions or for any finders' investment banking or financial advisory fees for which the Seller may be responsible in connection with the transactions contemplated hereby except finder's fees to Decisionpoint in the amount of $432,000.




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               (cc) No  representation or warranty made in this Agreement by the
          Seller, nor any statement, schedule or certificate furnished or to be furnished to the Buyer pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

ARTICLE 4.

         4.1      Representations  and Warranties  of Buyer.
                  ----------------------------------------- Buyer represents and warrants to Seller that:

     (a) Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with corporate power to carry on its business as now conducted. Buyer has corporate power to enter into and carry out this Agreement, has no contractual or other restriction upon its so doing, and has properly secured the approval of its Board of Directors to do so, no other approval being required. Buyer's executing officers are authorized thereby to execute this Agreement, and such other documents as may be necessary to consummate the transactions contemplated herein.

     (b) Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, violates any provision of the certificate of incorporation or by-laws of Buyer; violates or is in conflict with or constitutes a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or results in the termination of, or accelerates the performance required by, or excuses performance by any person of any of its or their obligations under, or causes the acceleration of the maturity of any debt or obligation pursuant to, or results in the creation or imposition of any lien or encumbrance upon any property or assets of Buyer under any agreement or commitment to which Buyer is a party or by which any of its property or assets is bound, or to which any of the property or assets of the Buyer is subject; or violates any statute, law, regulation, rule, judgment or order of any court or other governmental body.

     (c) Buyer will use all reasonable efforts to release Seller from those liabilities which Buyer has expressly agreed to assume under this Agreement.

     (d) No representation or warranty made in this Agreement by the Buyer, nor any statement, schedule or certificate furnished or to be furnished to the Seller pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

ARTICLE 5.

         5.1 Operations of Business Unit Since August 26, 2000 . Since August 26, 2000, the Seller has adhered to the following restrictions:

          (a)      Seller  has  conducted  the  Business
                   Unit  in  the ordinary and usual course
     and has used its best efforts to maintain the Business Unit and the goodwill thereof in accordance with its prior practice.

     (b) Seller has maintained the Assets owned or leased by Seller in the same condition as the same were on August 26, 2000, reasonable wear and tear excepted and dispositions in the ordinary course of business, which dispositions have not been material in the aggregate.

     (c) Seller has not mortgaged, pledged or subjected to any lien or encumbrance any of the Assets or suffered or permitted, any of the Assets to become encumbered or subject to any lien.

     (d) Seller has not made or declared any distribution, transfer or dividend to its shareholders, or sold or disposed of, or made any offer, agreement or contract relating to the sale or disposition of, any of the Assets acquired by Seller since August 26 2000 (with the further exception of those which have been disposed of in the ordinary course of business consistent with historical practice).

     (e) Except as otherwise disclosed to Buyer Seller has not incurred or become liable for any obligation or liability except current liabilities incurred in the ordinary course of business consistent with historical business practices.

     (f) Seller has not made increases in employees' salaries or benefits subsequent to August 26, 2000 except for a $150,000 termination payment to Hans Gregory Wood which is not being paid from the Business Unit Assets.

     (g) Seller has paid or accrued all operating costs since August 26, 2000, including but not limited to all wages and salaries as the same shall have become due and payable, any premiums due on employee health insurance and other insurance policies, utility bills, rents, all payments required for merchandise and services received during such period, and all other expenses of the type ordinarily and reasonably incurred by Seller's business since August 26, 2000.

ARTICLE 6.

         6.1 Conditions to Obligation of Buyer to Close. The obligation of Buyer to purchase the Assets and otherwise to consummate the transactions that are to be consummated at the Closing is subject to the satisfaction, on or before the Closing Date, of the following conditions (any of which may be waived by Buyer in whole or in part):

     (a) All required consents shall have been duly obtained or obviated, except where (i) the failure to obtain any such required consents would not reasonably be expected to subject Buyer to any material penalty or loss, including loss of partial revenue, or (ii) such required consent relates to an assigned contract or a related assumed liability, as to which the parties will proceed pursuant to
Article 8.

     (b) The representations and warranties of Seller set forth in Article 3 shall be true and correct in all material respects on the Closing Date.

     (c) Seller shall have complied with and performed, in all material respects, all obligations required by this Agreement to be complied with or performed by Seller on or before the Closing Date.

     (d) Seller shall have delivered to Buyer a certificate, dated as of the Closing Date, to the effect that the conditions set forth in Sections (b) and
(c) pursuant to this Article 6 have been satisfied.

     (e) Buyer shall have entered into an employment agreement with Hans Gregory Wood, in conformity with the form of agreement annexed hereto as Exhibit "M".

     (f) Seller shall have fully complied with the provisions of any so-called Bulk Sales Laws applicable to the conveyance to Buyer of the Assets.

ARTICLE 7.

         7.1 Conditions to Obligation of Seller to Close. The obligation of Seller to sell the Assets to Buyer and otherwise to consummate the transactions that are to be consummated at the Closing is subject to the satisfaction, on or before the Closing Date, of the following conditions (any of which may be waived by Seller in whole or in part):

     (a) All required consents shall have been duly obtained or obviated, except where (i) the failure to obtain any such required consents would not reasonably be expected to subject Seller to a material penalty or loss or (ii) such required consent relates to an assigned contract or a related assumed liability, as to which the party will proceed pursuant to Article 8.

     (b) The representations and warranties of Buyer set forth in Article 4 and the representations and warranties of Buyer set forth in the other instruments shall be true and correct in all material respects on the Closing Date.

     (c) Buyer shall have complied with and performed, in all material respects, all obligations required by this Agreement to be complied with or performed by Buyer on or before the Closing Date.

     (d) Buyer shall have delivered to Selle a certificate dated as of the Closing Date, to the effect that the conditions set forth in Sections (b) and
(c) of this Article 7 above have been satisfied.

     (e) Buyer shall have entered into an Employment Agreement with Hans Gregory Wood, in conformity with the form of agreement annexed hereto as Exhibit "M".

ARTICLE 8.

         8.1      Best Efforts to Obtain Consents.
                  -------------------------------

     (a) Where required, Seller and Buyer shall notify Seller's customers and suppliers that Seller's obligations under its contracts, including government contracts, will, after the closing, be performed by Buyer. Prior to the Closing, Seller will use its best efforts to obtain the consents of any parties to the contracts which require such consent to be obtained prior to transfer of the contracts to Buyer ("Pre-closing Consents"). Seller and Buyer will cooperate and use their best reasonable efforts to obtain (i) novation agreements to the extent required by law to each government contract ("Novation Contracts ") as soon as reasonably possible, (ii) any security clearances, licenses or similar permits required to operate any facility or conduct any portion of the Business Unit, and (iii) all other consents, approvals, novations, and waivers necessary to convey to Buyer any of the Assets which are not required by law or by contract to be obtained prior to the Closing Date. (All Novation Contracts and other consents, security clearances, permits, approvals and waivers described in
(i), (ii) and (iii) above are hereinafter referred to as "Post-closing Consents ".).

     (b) To the extent that the assignment by Seller and the assumption by Buyer of any contracts included within the Assets shall require the consent or approval of any third party, this Agreement shall not constitute an assignment and/or assumption thereof if such attempted assignment or assumption would constitute a breach thereof.

     (c) Until (i) any Novation Contract legally required with respect to any government contract has been executed and delivered and (ii) Seller and Buyer have obtained any Post-closing Consents necessary to convey to Buyer any contract not requiring a Novation Contract pursuant to Section 1 of this Article 8 above, Buyer on behalf of Seller, from and after the Closing Date, shall assume and perform (as a subcontractor to Seller in the case of government contracts) and Buyer shall assume and perform, for the benefit of the issuer thereof or other party or parties thereto, the liabilities, responsibilities and obligations of Seller thereunder (other than the liabilities, responsibilities and obligations of Seller under Section (d) of this Article 8.

     (d) Until Seller and Buyer have obtained any Novation Contracts or Post-closing Consents necessary to convey to Buyer any contracts, including government contracts pursuant to Section (a) of this Article 8, Seller from and after the Closing Date will (i) promptly transmit to Seller's government contract customers, Seller's invoices based upon the invoices submitted by Buyer to Seller pursuant to Section (e) of this Article 8, (ii) receive payments tendered to Seller by such government contract customers and promptly remit such payments to Buyer, (iii) enforce for the benefit of Buyer all rights of Seller under any government contract, and (iv) take any other reasonable actions necessary to allow Buyer to perform its obligations and derive its benefits as a subcontractor under the government contracts.

     (e) From and after the Closing Date and until the applicable Post-closing Consents are obtained, Buyer shall take all reasonable action necessary to allow Seller to perform its obligations under the government contracts, including but not limited to promptly submitting invoices to Seller for such payments or reimbursements as are appropriate in accordance with the respective terms of such government contracts.

ARTICLE 9.

         9.1      The Closing.
                  -----------

     (a) The Closing hereunder shall take place at the offices of McAndrews, Allen & Matson on October 12, 2000 at 9:00 a.m, (the "Closing Date").

     (b) On the Closing Date, (a) Seller shall transfer the Assets to Buyer by good and sufficient deeds, bills of sale, assignments and other documents and instruments of conveyance reasonably satisfactory to counsel for Buyer; and (b) Buyer shall deliver to Seller the cash payment payable on the Closing Date (by cashier's check or wire transfer) and duly executed instrument or instruments reasonably satisfactory to counsel for Seller evidencing the assumption by Buyer of the Assumed Liabilities.

     (c) Seller  shall  furnish to Buyer,  on the Closing  Date,  the  Exhibits.

     (d) Except as otherwise provided in Articl 8, Seller shall have received on or prior to the Closing Date, all required consents of third parties to the consummation of the transactions provided for herein, including consents to the assignment of the material contracts, leases and agreements addressed above in
Section 6.1.

     (e) Seller shall furnish to Buyer on the Closing Date resolutions duly adopted and carried by its directors authorizing the execution, delivery and performance of this Agreement and evidence of shareholder approval of the sale of the Business Unit certified by its secretary.

     (f) Seller shall furnish to Buyer, on the Closing Date, an opinion of counsel for Seller in form and substance reasonably satisfactory to counsel for Buyer to the effect that:

               (i) Seller is a corporation duly organized, existing and in good standing under the laws of the State of California, with corporate power to enter into and perform this Agreement and transfer the Assets as provided for herein.

               (ii) This Agreement has been duly authorized, executed and delivered by Seller and constitutes its legal, valid and enforceable obligation in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally.

               (iii) The carrying out of the transactions provided for herein will not violate any charter or by law of Seller nor, to counsel's knowledge, any corporate restriction, agreement, or arrangement to which Seller is a party or to which it is subject.

               (iv) The bills of sale and other documents of conveyance and transfer delivered to Buyer by Seller on the Closing Date have been duly authorized, executed and delivered by Seller and are adequate under the laws of California to effect such conveyance and transfer.

          (g) Buyer shall furnish to Seller, on the Closing Date, an opinion of counsel for Buyer in form and substance reasonably satisfactory to counsel for Seller to the effect that:

               (i) Buyer is a corporation duly organized, existing and in good standing under the laws of the State of Delaware with corporate power to enter into and perform this Agreement.

               (ii) This Agreement has been duly authorized, executed and delivered by Buyer and constitutes the legal, valid and enforceable obligation in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally.

               (iii) This Agreement and the carrying out of the transactions herein provided for will not violate any charter or to our knowledge other corporate restrictions, agreements or arrangements to which Buyer is subject.

ARTICLE 10.

10.1     Survival of Representations and Warranties  of Seller, and
         Indemnification.
         ---------------

               (a) The representations, covenants and warranties of Seller contained in this Agreement or any Exhibit attached hereto or any certificate delivered pursuant hereto shall survive the Closing Date for two years.

               (b) Notwithstanding any investigation of Seller or the Assets or Business Unit which is made by or on behalf of Buyer prior to the Closing Date, Seller shall indemnify, defend, and hold harmless Buyer against any loss, expense (including reasonable cost of investigation and legal fees), or other damage resulting from (i) any material breach by Seller of any of their warranties, representations or agreements contained herein, (ii) any action or claim which is brought or asserted by third parties against Buyer or any successor arising out of the conduct of Seller (except the Assumed Liabilities expressly assumed by Buyer pursuant to Article 2 hereof) or on account of the non-compliance by Buyer with the provisions of any so-called Bulk Sales Law applicable to the conveyance to Buyer of the Assets, (iii) any failure by Seller to perform any covenant, undertaking or obligation hereunder, or (iv) any liability arising as a result of any of the proceedings listed on Exhibit "K"; to the extent any such claim or claims exceed in the aggregate $50,000.

               (c) If any action or claim shall be brough or asserted against Buyer or any successor in respect of which indemnity may be sought from Seller pursuant to paragraph 10.1 (b) of this Article 10, Buyer shall timely notify Seller and Seller shall assume the defense thereof, including the employment of counsel reasonably satisfactory to Buyer, and the payment of all expenses. Buyer shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fee and expenses of such counsel shall be at the expense of Buyer unless (i) the employment thereof shall have been specifically directed by Seller, or (ii) Seller shall have elected not to assume the defense and employ counsel. For the purpose of this section, notice given within thirty (30) days after the occurrence giving rise to the right of indemnification shall be "timely" but notice given later than such thirty (30) days shall not terminate a party's right to indemnification unless the party receiving such notice can demonstrate that its rights have been adversely affected in a material fashion by such allegedly untimely notice.

               (d) The indemnity liability of the Seller herein shall not exceed the amount of the purchase price to be paid by Buyer under Article 2 hereof.

10.2     Survival of Representations and Warranties of Buyer, and
         Indemnification.
         ---------------

               (a) The representations and warranties of Buyer contained in this Agreement or any Exhibit attached hereto or any certificate delivered pursuant hereto shall survive the Closing Date for two years.

               (b) Notwithstanding any investigation of Buyer which is made by or on behalf of Seller prior to the Closing Date, Buyer shall indemnify, defend, and hold harmless Seller against any loss, expense (including reasonable cost of investigation and legal fees), or other damage resulting from (i) any breach by Buyer of any of its warranties, representations or agreements contained herein, (ii) any failure by Buyer to perform any covenant, undertaking or obligation hereunder, or (iii) any action or claim brought or asserted, by third parties against Seller which relates to the Assets or the conduct of the Business Unit by Buyer after the Closing Date; to the extent any such claim or claims exceed in the aggregate $50,000.

               (c) If any action or claim shall be brough or asserted against Seller or any successor in respect of which indemnity may be sought from Buyer pursuant to paragraph 10.2(b) of this Article 10. Seller shall timely notify Buyer and Buyer shall assume the defense thereof, including the employment of counsel reasonably satisfactory to Seller, and the payment of all expenses. Seller shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fee and expenses of such counsel shall be at the expense of Seller unless (i) the employment thereof shall have been specifically directed by Buyer, or (ii) Buyer shall have elected not to assume the defense and employ counsel. For the purpose of this section, notice given within thirty (30) days after the occurrence giving rise to the right of indemnification shall be "timely" but notice given later than such thirty (30) days shall not terminate a party's right to indemnification unless the party receiving such notice can demonstrate that its rights have been adversely affected in a material fashion by such allegedly untimely notice.

ARTICLE 11

     11.1  Covenants  and  Agreements  Pertaining  to the Period  Subsequent  to
           ---------------------------------------------------------------------
           Closing.
           -------

               (a) After the Closing:

                         (i) Seller shall indemnify Buyer from, and use its best
                    efforts to promptly discharge or cause to be discharged as they become due, all debts, obligations and liabilities of Seller other than the Assumed Liabilities

                         (ii) Buyer shall  indemnify  Seller from,  and promptly
                    discharge, or cause to be discharged as they become due, the Assumed Liabilities and those liabilities arising out of the conduct of the Business Unit by Buyer after the Closing Date.

               (b) Upon the request of either Buyer o Seller, the other party will execute and deliver to the requesting party all such instruments and documents of further assurance or otherwise, and will do any and all such acts and things as may reasonably be required to carry out the obligations of such party hereunder and to consummate the transactions contemplated hereby.

               (c) Seller and its representatives shall, upon reasonable notice and at reasonable times, have access to Seller's records which have been left in the possession of Buyer for the purpose of winding up its affairs and filing and paying its tax obligations.

               (d) From and after the date hereof, the Seller and its officers and directors will, and Seller will cause its officers and directors to, hold in a fiduciary capacity for the benefit of Buyer all confidential information, knowledge, and data relating to or concerned with the Business Unit and shall not divulge, and shall cause such officers and directors not to divulge, any such confidential information, knowledge, or data to any person, firm or corporation other than Buyer.

               (e) Buyer will not assign, transfer or convey the Business Unit to any third party without requiring such third party to assume the obligations of Buyer hereunder. Such assignment, transfer or conveyance will not release or modify any of the obligations of Buyer under this Agreement.

               (f) Buyer will be entitled, for a period of five (5) months after the Closing, to use Seller's leased premises in Anaheim, California without additional cost to Buyer. Should Buyer continue to use or otherwise occupy such premises after the five (5) month period, Buyer shall pay to Seller $12,500 per month, and pro rated for any portion of a month.

ARTICLE 12.

12.1     Miscellaneous.
         -------------

               (a) Any notices, approvals or other communications provided for herein to be given hereunder by any party to another shall be deemed validly and properly given or made if in writing and delivered personally or sent by overnight or certified mail, return receipt requested, postage prepaid, as follows:

                       If to  Seller:  American  Microwave  Technology,  Inc.
                                       c/o Edgewater Private Equity Fund II, LP
                                       2 Corporate  Plaza
                                       Newport Beach,  CA 92660
                                       Attention: Robert G. Allison

                      With a copy to:  McAndrews  Allen & Matson
                                       1301 Dove Street,  Ste 1020
                                       Newport Beach, CA 92660
                                       Attention: Stephanie E. Allen, Esq.

                         If to Buyer:  Herley  Industries,  Inc.
                                       10 Industry  Drive
                                       Lancaster, Pennsylvania 17603
                                       Attention: Mr. Lee N. Blatt
                                                  Chairman of the Board

                      With a copy to: Blau,  Kramer, Wactlar, &  Lieberman, P.C.
                                      100 Jericho  Quadrangle
                                      Jericho,  New  York  11753
                                      Attention:  David  H. Lieberman, Esq.

               Either of the parties hereto may give notice to the other at any time by the methods specified above of a change in the address at which, or the persons to whom, notices addressed to it are to be delivered in the future, and such notice shall be deemed to amend this paragraph until superseded by a later notice of the same type. Any notice given by mail as aforesaid shall be conclusively deemed to have been received by a party hereto and be effective on the third business day after the day on which mailed to the address set forth above.

                    (a) This Agreement  shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

                    (b)  This   Agreement   may  be  executed  in  one  or  more
               counterparts, each of which shall constitute an original hereof.

                    (c) This Agreement may be modified,  amended or supplemented only by mutual written agreement of the Seller and the Buyer. Each amendment, modification or supplement shall be in writing signed by the party or parties to be charged.

                    (d) This Agreement, the Exhibits hereto and the other documents delivered hereto constitute the entire agreement of the parties in respect of the subject matter hereof and supersedes all prior statements or agreements among the parties in respect of such subject matter.

                    (e)  Article   headings  used  in  this  Agreement  are  for
               convenience only and shall not affect the construction of this Agreement.

                    (f) Whenever in this  Agreement it is provided  that a party hereto shall deliver an agreement or other instrument to the other of them, such agreement or instrument shall be in form reasonably satisfactory to counsel for the party to which-the same is to be delivered.

                    (g) In the event of  litigation  to enforce this  Agreement, the prevailing party shall receive an award of reasonable attorney's fees and costs.

                    (h) This Agreement shall be construed and interpreted according to the laws of the State of Delaware without regard to its conflicts of laws provisions.




                         [SIGNATURES ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, Seller and Buyer have caused this Agreement to be executed by their duly authorized officers and their corporate seals to be affixed and attested by their respective Secretaries as of the day, month and year first above written.

                                            AMERICAN MICROWAVE TECHNOLOGY, INC.


                                            By:    /s/ James P. Burra
                                                 --------------------
                                                  James P. Burra
                                                  Interim Chairman of the Board



                                            HERLEY INDUSTRIES, INC.

                                            By: /s/ Myron Levy
                                                ---------------------
                                                Myron Levy, President